                                                                   EXHIBIT 99.1


               Basin Pipeline System, Rancho Pipeline System and
                      the Permian Basin Gathering System
                            Transportation Business
                Unaudited Combined Interim Financial Statements
                                 June 30, 2002

               Basin Pipeline System, Rancho Pipeline System and
                      the Permian Basin Gathering System

                            Transportation Business

                            Combined Balance Sheet

                                                June 30,   December 31,
                                                  2002         2001
                                               ----------- ------------
                                               (unaudited)
                                                (dollars in thousands)
                        Assets
        Current assets:
           Accounts receivable:
               Trade..........................   $ 4,595     $ 5,017
               Reimbursement of expenses......       439         858
           Allowance oil inventory............    16,833      16,105
           Materials and supplies.............       613         545
                                                 -------     -------
                                                  22,480      22,525
        Property and equipment, net...........    31,392      31,951
                                                 -------     -------
                                                 $53,872     $54,476
                                                 =======     =======
        Liabilities and Owner's Net Investment
        Current liabilities:
           Accounts payable--trade............   $     3     $    48
           Payable to Parent..................       132          86
           Environmental remediation..........     1,014         998
           Property tax payable...............     1,135       1,208
                                                 -------     -------
                                                   2,284       2,340
        Commitments and contingencies (Note 6)
        Noncurrent liabilities:
           Environmental remediation..........     1,788         127
               Total liabilities..............     4,072       2,467
        Owner's net investment................    49,800      52,009
                                                 -------     -------
                                                 $53,872     $54,476
                                                 =======     =======


  The accompanying notes are an integral part of these financial statements.

               Basin Pipeline System, Rancho Pipeline System and
                      the Permian Basin Gathering System
                            Transportation Business

            Combined Statement of Income and Owner's Net Investment

              Six Months Ended June 30, 2002 and 2001 (unaudited)

                                                       2002        2001
                                                      -------     -------
                                                     (dollars in thousands)
         Revenues:
            Pipeline tariffs........................ $24,124     $26,781
            Allowance oil...........................   1,714       3,366
            Other...................................                 693
                                                      -------     -------
                                                      25,838      30,840
                                                      -------     -------
         Costs and expenses:
            Operating costs.........................  12,284      11,867
            General and administrative..............   9,907       9,369
            Depreciation............................   1,311       1,139
                                                      -------     -------
                                                      23,502      22,375
                                                      -------     -------
         Net income.................................   2,336       8,465
         Deemed distribution to parent..............  (4,545)     (4,895)
         Owner's net investments beginning of period  52,009      43,375
                                                      -------     -------
         Owner's net investment, end of period...... $49,800     $46,945
                                                      =======     =======



  The accompanying notes are an integral part of these financial statements.

 Basin Pipeline System, Rancho Pipeline System and the Permian Basin Gathering
                                    System
                            Transportation Business

                       Combined Statement of Cash Flows

              Six Months Ended June 30, 2002 and 2001 (unaudited)

                                                                                     2002        2001
                                                                                    -------     -------
                                                                                   (dollars in thousands)
Cash flows provided by operating activities:
 Net income....................................................................... $ 2,336     $ 8,465
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation...................................................................   1,311       1,139
   Change in allowance oil inventory..............................................    (728)     (2,867)
   (Increase) decrease in working capital:
     Receivables..................................................................     841      (1,195)
     Inventories..................................................................     (68)        337
     Payables and accruals........................................................     (56)       (394)
     Environmental remediation liability--noncurrent..............................   1,661         (17)
                                                                                    -------     -------
       Net cash provided by operating activities..................................   5,297       5,468
Cash flows (used for) investing activities:
 Capital expenditures.............................................................    (752)       (573)
       Net cash used for investing activities.....................................    (752)       (573)
Cash flows (used for) financing activities:
 Deemed distributions to parent company...........................................  (4,545)     (4,895)
       Net cash used for financing activities.....................................  (4,545)     (4,895)
Net increase in cash and cash equivalents.........................................      --          --
Cash and cash equivalents at beginning of period..................................      --          --
                                                                                    -------     -------
Cash and cash equivalents at end of period........................................ $    --     $    --
                                                                                    =======     =======


  The accompanying notes are an integral part of these financial statements.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                           June 30, 2002 (unaudited)

1.  Organization and Basis of Presentation

    The accompanying unaudited combined financial statements present the combined assets, liabilities, revenues and expenses of the historical operations of the transportation businesses comprised of the Basin Pipeline System, the Rancho Pipeline System and the Permian Basin Gathering System (collectively the Businesses) owned by Equilon Enterprises LLC dba Shell Oil Products US and related entities (collectively referred to as Equilon). The Businesses are involved in the transportation of crude oil.

    The unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to SEC rules and regulations. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. The results of operations for the six months ended June 30, 2002, should not be taken as indicative of the results to be expected for the full year. For further information, refer to the combined financial statements and notes thereto for the year ended December 31, 2001.

    Throughout the period covered by the unaudited combined financial statements, Equilon owned and managed the Businesses' operations. Prior to 2002, Equilon was owned by Shell Oil Company and its consolidated subsidiaries (Shell Oil) with a 56 percent equity interest and Texaco Inc. and its consolidated subsidiaries (Texaco) with a 44 percent equity interest. In 2002, Shell acquired Texaco's equity interest. The accompanying unaudited combined financial statements do not include any adjustments related to push down accounting as a result of Shell Oil's acquisition and are prepared in accordance with SEC rules and regulations based on Equilon's historical accounting records.

    The accompanying unaudited combined financial statements are presented on a carve-out basis to include the historical operations of the Businesses owned by Equilon. In this context, no direct owner relationship existed among the various operations comprising the Businesses as described above. Accordingly, Equilon's net investment in the Businesses (owner's net investment) is shown in lieu of stockholder's equity in the combined financial statements.

    The unaudited combined statement of income and owner's net investment includes all revenues and costs directly attributable to the Businesses, including costs for facilities, functions and services used by the Businesses. The results of operations also include allocations, generally based on total payroll costs, of Equilon's general corporate expenses primarily related to corporate and regional payroll costs.

    Throughout the period covered by the unaudited combined financial statements, Equilon has provided cash management services to the Businesses through centralized treasury systems. As a result, all charges and cost allocations for the Businesses discussed above covered by such centralized treasury systems were deemed to have been paid by the Businesses to Equilon, in cash, during the period in which the cost was recorded in the unaudited combined financial statements.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                           June 30, 2002 (unaudited)


    All of the allocations and estimates in the unaudited combined financial statements as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 were based on assumptions that Equilon management believes were reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Businesses had been operated as a separate entity. It is not practicable to estimate the costs and expenses that would have resulted on a stand-alone basis.

2.  New Accounting Standards

    In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 142 (Goodwill and Other Intangible Assets). This statement requires that goodwill no longer be amortized but should be tested for impairment at least on an annual basis. Other intangible assets are to be amortized over their useful life and reviewed for impairment in accordance with the provisions of SFAS No. 121 (Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed
of). Intangible assets with an indefinite useful life can no longer be amortized until its useful life becomes determinable. SFAS 142 is effective for fiscal years beginning after December 15, 2001, however, it does apply to any goodwill acquired in a business combination completed after June 30, 2001. The adoption of SFAS 142 did not have any impact to the Businesses.

    In August 2001, the FASB issued SFAS 143 (Accounting for Obligations Associated with the Retirement of Long-Lived Assets). This statement requires the following: (a) an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value, (b) an entity recognize subsequent changes in the liability that result from the passage of time and revisions in either the timing or amount of estimated cash flows, and
(c) upon initially recognizing a liability for an asset retirement obligation, an entity capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. SFAS 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002. The Businesses are currently evaluating the effects of this pronouncement.

    In October 2001, the FASB issued SFAS 144 (Accounting for the Impairment or Disposal of Long-Lived Assets). This statement supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. The requirements of this statement provide that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. The scope of discontinued operations will be expanded to include all components of an entity with operations that can be distinguished from the rest of the entity and will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of this statement are effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a significant impact on the Businesses.

3.  Allowance Oil Inventory

    During the six months ended June 30, 2002 the Businesses sold allowance oil inventory for a loss of $0.6 million. During the six months ended June 30, 2001 the sale of allowance oil inventory was not material.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                           June 30, 2002 (unaudited)


4.  Other Revenue

    Other revenue consists of a fixed fee received from third parties in connection with selling microwave frequencies and conversion to newer technologies. The microwave frequencies were used to transmit data related to the pipeline such as temperatures, pressure and volumes. The newer technologies relate to the use of various methods such as cellular and satellite systems. The costs incurred to convert to the newer technologies were not material.

5.  Related Party Transactions

    The Businesses have entered into transactions with Shell, Texaco and Equilon, including the affiliates of these companies. Such transactions are in the ordinary course of business and include the transportation of crude oil and petroleum products.

    The aggregate amounts of such transactions for the six months ended June 30, 2002 and 2001 were as follows:

                                            Six months ended
                                               June 30,
                    -                       ----------------------
                                             2002        2001
                                              -------    -------
                                            (dollars in thousands)
                    Pipeline tariff revenue $16,636     $11,450

6.  Environmental Liabilities

    Similar to other companies in the crude oil transportation industry, the Businesses incur costs for preventive and corrective actions at facilities and those environmental costs of operations and remediation activities are accrued on a basis consistent with the accounting policy set forth in prior periods. The Businesses may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations or to correct for the effects of the Businesses' actions on the environment. Most of the expenditures to fulfill these obligations relate to facilities where past operations followed practices and procedures that were considered appropriate under regulations, if any, existing at the time, but may now require investigatory or remedial work to adequately protect the environment or address new regulatory requirements. The Businesses have accrued $2.8 million at June 30, 2002 for planned environmental remediation activities, and this accrual, in management's opinion, is appropriate based on existing facts and circumstances. Additions to the accrual during the six months ended June 30, 2002 and 2001 were approximately $2 million and zero, respectively. The increase in the accrual during the six months ended June 30, 2002 was primarily related to the acceleration of timing of the remediation efforts which caused a change in the remediation methods to be used.

               BASIN PIPELINE SYSTEM, RANCHO PIPELINE SYSTEM AND
                      THE PERMIAN BASIN GATHERING SYSTEM
                            TRANSPORTATION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

                           June 30, 2002 (unaudited)


7.  Subsequent Event

    In May 2002, Equilon entered into a purchase and sale agreement (the agreement) with Plains All American Pipeline, L.P. (PAA) to sell the Businesses for approximately $305 million in cash, excluding direct acquisition and other costs. The sale excluded crude oil held in inventory for shippers and allowance oil inventory held for Equilon and other working capital items and branding rights, trademarks and other similar property. The sale closed on August 1, 2002.